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                                                                    EXHIBIT 22.1


                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

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                                                           PERCENTAGE
                                                           OF VOTING     STATE OR
                                                           SECURITIES    JURISDICTION OF
CORPORATION                           OWNED BY             OWNED         INCORPORATION
-----------                           --------             -----         -------------
Butler Service Group, Inc.            Registrant           100           New Jersey
AAC Corp.                             Registrant           100           Delaware
Sylvan Insurance Co. Ltd.             Registrant           100           Bermuda
Butler Airport Services, Corp.        Registrant           100           Maryland
Butler of New Jersey Realty Corp.     Registrant           100           New Jersey

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                 BUTLER SERVICE GROUP, INC. ("BSG") SUBSIDIARIES
                 -----------------------------------------------

Butler Service Group-UK, Ltd.         BSG                  100           United Kingdom
Butler Airport Services, Ltd.         BSG                  100           United Kingdom
Butler Services International, Inc.   BSG                  100           Delaware
Butler Telecom, Inc.                  BSG                  100           Delaware
Butler Services, Inc.                 BSG                  100           Delaware
Butler Utility Services, Inc.         BSG                  100           Delaware
Data Performance, Inc.                BSG                  100           Illinois
Butler Airport Services, Inc.         BSG                  100           Cayman Islands

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